Exhibit 5.1

January 13, 2021

AzurRx BioPharma, Inc.
1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445

Ladies and Gentlemen:

We have acted as counsel to AzurRx BioPharma, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus contained therein (the “Prospectus”). The Registration Statement and the Prospectus relate to the offer and sale by the selling stockholders identified therein of up to 16,000,002 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Such shares of Common Stock consist of:

(i)
up to 5,333,334 shares of Common Stock (the “Series C Conversion Shares”) issuable upon conversion of 5,333.3333 shares of the Company’s Series C 9.00% Convertible Junior Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”) identified in the Registration Statement and Prospectus, which are currently issued and outstanding;

(ii)
up to 10,666,668 shares of Common Stock (the “Investor Warrant Shares”) issuable upon exercise of certain warrants to purchase Common Stock (the “Investor Warrants”) identified in the Registration Statement and Prospectus, which are currently issued and outstanding; and

(iii)
up to 5,333,334 shares of Common Stock (the “Pre-Funded Warrant Shares”) issuable upon exercise of certain pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), which may be issued in lieu of Common Stock upon conversion of the Series C Preferred Shares in the circumstances described in the Registration Statement and Prospectus.

In connection with rendering this opinion, we have examined the Certificate of Incorporation and the Bylaws of the Company, the Certificate of Designation for the Series C Preferred Stock, the form of the Investor Warrants, the form of the Pre-Funded Warrants, and such other corporate records, agreements, documents and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed necessary or appropriate for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity of original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.
when issued in accordance with the terms of the respective shares of Series C Preferred Stock, the Series C Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable;

2.
when issued in accordance with the terms of the respective Investor Warrants, the Investor Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable; and

3.
when issued in accordance with the terms of the Pre-Funded Warrants, the Pre-Funded Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the corporate laws of the State of Delaware and the applicable laws of the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of a copy of this opinion letter as an exhibit to the Registration Statement, and to the references to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Lowenstein Sandler LLP
Lowenstein Sandler LLP

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